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                                                                      EXHIBIT 4


                           TRANSWORLD HOME HEALTHCARE, INC.
                                  75 TERMINAL AVENUE
                               CLARK, NEW JERSEY 07066

                                                               November 27, 1996

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger, dated November 13, 1996, among Transworld Home HealthCare, Inc., IMH Acquisition Corp., and Health Management, Inc. (the "Merger Agreement") (terms defined in the Merger Agreement shall have their defined meanings herein, unless otherwise defined herein) and to the Stock Purchase Agreement, dated as of November 13, 1996 between Health Management, Inc. and Transworld Home HealthCare, Inc. (the "Stock Purchase Agreement").

         Notwithstanding the provisions of the Merger Agreement and the Stock Purchase Agreement, the parties hereto agree that the Merger Agreement and the Stock Purchase Agreement may be terminated by Transworld, at any time on or prior to December 9, 1996, if Transworld, in its sole discretion, is not satisfied with the disclosures made in the Deferred Schedules.

         Except to the extent amended hereby, the Merger Agreement and the Stock Purchase Agreement shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Merger Agreement or the Stock Purchase Agreement, including without limitation the other termination provisions thereof.

         If this letter correctly sets forth our understanding with respect to the foregoing matter, kindly execute and return the enclosed copy of this letter to evidence our binding agreement.

                                               Very truly yours,

                                               TRANSWORLD HOME HEALTHCARE, INC.


                                            By /s/ Vincent J. Caruso
                                               --------------------------------
                                                Name:  Vincent J. Caruso
                                                Title: Executive Vice President

                                               IMH ACQUISITION CORP.


                                            By /s/ Vincent J. Caruso
                                               --------------------------------
                                               Name:  Vincent J. Caruso
                                               Title: Executive Vice President

Agreed to:

HEALTH MANAGEMENT, INC.


By /s/ Paul S. Jurewicz
   -------------------------------
   Name:   Paul S. Jurewicz
   Title:  Chief Financial Officer